Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@alphatecspine.com

ALPHATEC SPINE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011

REVENUE AND FINANCIAL RESULTS

CARLSBAD, CA, February 28, 2012 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fourth quarter and fiscal year ended December 31, 2011.

Under a separate release today, Alphatec Spine announced that it has realigned the leadership roles of Dirk Kuyper and Les Cross. Mr. Kuyper, formerly President and CEO, will assume the role of President, Global Commercial Operations and will remain a member of the Board of Directors. Les Cross, formerly Non-Executive Chairman of the Board, will assume the role of Chairman and Chief Executive Officer. The realignment is designed to enhance Alphatec Spine’s future revenue growth and operating excellence.

Fourth Quarter and Full Year 2011 Highlights

•	Fourth quarter revenue grew 7.6% to $49.5 million, compared to the fourth quarter of 2010, or 7.0% on a constant currency basis.

•	U.S. revenue grew 2.0% to $32.8 million in the fourth quarter 2011, compared to the fourth quarter 2010.

•	International revenue grew 20.6% to $16.8 million in the fourth quarter 2011, compared to the fourth quarter 2010, and 18.8% on a constant currency basis.

•

Full year 2011 revenue of $197.7 million grew 8.1% on a pro forma basis, or 5.8% on a constant currency basis, compared to the full year 2010. Full year 2011 revenue on a GAAP basis grew 15.2%, or 12.5% on a constant currency basis.

•

Generated non-GAAP cash from business operations of $2.0 million in the fourth quarter 2011 and was cash flow positive for the full year 2011, before the effects of certain one-time charges noted below.

•	Introduced three new products in the fourth quarter 2011 at the North American Spine Society (NASS) meeting in Chicago, IL.

•	Trestle LuxeTM Anterior Cervical Plate System, AvalonTM Occipito-Cervico Plating System, and the Epicage® MIS Lumbar Interbody Spacer.

•	Reached a global settlement agreement with Cross Medical Products in connection with two pending legal matters.

-more-

“We are pleased with our revenue growth in the fourth quarter and full year,” said Dirk Kuyper, president, global commercial operations at Alphatec Spine. “In the fourth quarter, constant currency revenue growth of 7.0% was near the high end of our performance in 2011, and we believe that we outpaced the global spine market’s rate of growth. This is a solid result given the ongoing headwinds in the market and reflects the strength of our broad product portfolio and global infrastructure.

“For 2012, we expect the global spine market to remain challenging, but longer-term, we continue to believe the spine market fundamentals remain strong as our global population ages and the prevalence of disease states such as obesity, diabetes and osteoporosis increases. We will continue to address the current environment by controlling what we can; focusing on innovation to maintain a continuous flow of new products; expanding our global footprint; and, reducing our manufacturing costs and operating expense structure to drive improving profitability and cash flow.

“We are also focused on streamlining and strengthening Alphatec Spine’s operating fundamentals in 2012. We are not at all satisfied with our performance in this area in 2011 and we have identified three key initiatives in 2012 to address this; reduce our cost of goods sold and increase efficiencies in our U.S. operations; reduce our cost of goods sold in international operations; and, reduce SG&A expenses internationally, all of which should help us achieve our long-term goal of 20% non-GAAP adjusted EBITDA margins.

“In order to expedite our success in this area we have enlisted the support of a corporate performance improvement consulting firm specializing in operational efficiency. The consulting firm will help us quickly define and strengthen our essential business processes such as raw material acquisition, manufacturing processing, and field inventory management. Over time, we expect our cost reduction programs to achieve annualized cost savings of approximately $2 million.

“In the U.S., we are presently validating machinery to begin manufacturing certain implants that we currently outsource, beginning with our next generation anterior cervical plate, Trestle Luxe. We have also begun to in-source certain finishing steps in the manufacturing process such as anodizing. We have many other initiatives underway in the U.S. and Europe as well.

“We remain focused on full market releases for certain new products including Alphatec Solus and Epicage to complement Avalon and Trestle Luxe. We will also continue to develop the next generation of new products to keep the pipeline flowing in 2013 and beyond with differentiated technologies to gain market share globally.

“For 2012, our global focus on new markets, especially emerging markets in Asia Pacific, Latin America, Brazil, China, and India strengthens our global diversification. We continue to be pleased with our performance in Japan, which consistently produced solid double digit growth in 2011.”

Mr. Kuyper finished by saying, “We look forward to 2012 being Alphatec Spine’s best year ever. Today, our business has never been stronger and our ability to succeed never greater. I am confident we have the right products, strategies and global team in place to be successful in 2012 and help us achieve our long-term goal of being a top-five market leader. You have our commitment that Alphatec Spine will remain dedicated to conducting its business with a sense of urgency, accountability and excellence.”

-more-

Fourth Quarter 2011 Financial Results

Consolidated revenues for the fourth quarter 2011 were $49.5 million, an increase of 7.6 percent, compared to $46.0 million reported for the fourth quarter 2010. U.S. revenues for the fourth quarter 2011 were $32.8 million, an increase of 2.0 percent, compared to $32.1 million reported for the fourth quarter 2010. International revenues totaled $16.8 million, reflecting growth of 20.6 percent, compared to the fourth quarter of 2010. On a constant currency basis, revenues in the fourth quarter of 2011 grew 7.0 percent, compared to the fourth quarter of 2010.

Gross profit for the fourth quarter of 2011 was $24.9 million, or 50.3 percent of revenues, reflecting a decrease of $6.6 million, compared to the fourth quarter 2010.

Gross profit and gross margin in the fourth quarter of 2011 were impacted by approximately $5.5 million in one-time charges, primarily related to inventory write-offs and other inventory adjustments in the Company’s U.S. and international businesses. Excluding the $5.5 million in adjustments, gross profit margin would have been approximately 61.4 percent. Slightly negative pricing and mix contributed to the sequential decline in gross margin from the third quarter of 2011.

Total operating expenses for the fourth quarter of 2011 were $41.4 million, or 83.6 percent of revenues, reflecting an increase of $8.2 million, compared to the fourth quarter of 2010. Operating expenses in the fourth quarter of 2011 include the $9.8 million litigation settlement discussed below as well as provisions to cover fixed asset write-offs and certain non income tax accruals totaling $1.1 million.

Excluding the litigation settlement charge, total operating expenses for the fourth quarter of 2011 would have been $31.6 million, or 63.8 percent of revenues, reflecting a $1.6 million decrease from total operating expenses in the fourth quarter of 2010.

On January 5, 2012, the Company announced that it had reached a global settlement agreement with Cross Medical Products, Inc. (a subsidiary of Biomet, Inc.) regarding a license agreement dispute. As part of the settlement, Alphatec Spine agreed to pay Cross Medical $18 million. An initial payment of $5 million dollars was made in January 2012. In addition to the initial payment, Alphatec Spine will make thirteen payments of $1 million, with the payments made quarterly, and the first payment being due in August 2012, and each subsequent payment due three months thereafter until the final payment, which is due in August 2015, is made. The Company has expensed $9.8 million in the fourth quarter of 2011, which was charged to operating expenses as a legal settlement adjustment. With respect to the remaining $8.2 million, $8.0 million will be recorded as a licensed intangible asset to be amortized over the next seven quarters in 2012 and 2013, plus imputed interest of $0.2 million.

Net loss for the fourth quarter 2011, including the legal settlement, was $16.0 million, or ($0.18) per share (basic and diluted), compared with a net loss of $2.9 million, or ($0.03) per share (basic and diluted) for the fourth quarter 2010.

Non-GAAP net loss for the fourth quarter of 2011 was $5.2 million or ($0.06) per share (basic and diluted), compared to non-GAAP net loss of $1.5 million, or ($0.02) per share (basic and diluted) reported for the fourth quarter 2010. Non-GAAP net loss for the fourth quarter of 2011 includes adjustments for $9.8 million related to the legal settlement, amortization of intangible assets and restructuring expenses.

-more-

Adjusted EBITDA in the fourth quarter of 2011 was ($1.2) million, compared to the $4.4 million reported for the fourth quarter of 2010. The decline in Adjusted EBITDA is primarily attributable to adjustments noted above, which were $5.5 million in gross profit and $1.1 million in operating expenses.

Cash and cash equivalents were $20.7 million at December 31, 2011, reflecting a decrease of $1.5 million, compared to the cash position as of September 30, 2011 and $2.5 million, compared to the cash position as of December 31, 2010. The Company’s cash position at December 31, 2011 reflects the repayment of an additional $3.5 million of the Company’s working capital line of credit in the fourth quarter for a total repayment of $5.0 million for the year. For the full year 2011, the operations of the business, excluding debt repayments, generated $2.5 million in positive cash flow of which, $2.0 million occurred in the fourth quarter.

2012 Financial Guidance

The Company is providing its full year 2012 revenue guidance to a range of $204 million to $209 million, a three to six percent increase over 2011. The Company expects annual adjusted EBITDA to be in the range of $23 million to $27 million, or 11 to 13 percent of revenues. The Company expects to generate positive cash flow for the full year 2012 after fulfilling its banking and legal settlement obligations.

Conference Call Information

Alphatec Spine has scheduled a conference call to discuss its financial results beginning today, February 28, 2012, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven products that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its affiliate, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Japan, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. In the rest of Asia and Australia, the Company sells its and Scient’x’s products through it’s and Scient’x’s distributors.

-more-

Non-GAAP Information

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2012 revenue, adjusted EBITDA, free cash flow and earnings projections; the growth rate of the spine market related to aging and elderly patients; new product development and market success of those products; reductions in the Company’s manufacturing costs and operating expenses; and geographic expansion. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the successful global launch of the Company’s new products and the products in its development pipeline including Alphatec Solus, Trestle Luxe, Avalon and Epicage; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community; failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec

-more-

Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

-Tables to follow-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$20,666	$23,168
Accounts receivable, net	41,711	39,777
Inventories, net	45,916	51,635
Prepaid expenses and other current assets	6,888	6,652
Deferred income tax assets	1,248	1,592

Total current assets	116,429	122,824
Property and equipment, net	31,476	38,440
Goodwill	168,609	170,194
Intangibles, net	47,144	43,148
Other assets	3,034	2,410

Total assets	$366,692	$377,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,390	$15,957
Accrued expenses	32,583	22,530
Deferred revenue	2,768	3,396
Current portion of long-term debt	4,396	1,708

Total current liabilities	57,137	43,591
Total long term liabilities	40,624	43,388
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	245,328	266,434

Total liabilities and stockholders’ equity	$366,692	$377,016

-more-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$49,510	$46,018	$197,711	$171,610
Cost of revenues	24,209	14,141	79,168	57,657
Amortization of acquired intangible assets	390	394	1,613	1,136

Total cost of revenues	24,599	14,535	80,781	58,793

Gross profit	24,911	31,483	116,930	112,817

Operating expenses:
Research and development	3,235	4,084	16,888	16,431
In-process research and development	—	—	—	2,967
Sales and marketing	18,124	18,971	75,189	66,542
General and administrative	9,660	9,578	36,367	31,078
Amortization of acquired intangible assets	523	533	2,152	1,535
Transaction related expenses	—	20	—	3,671
Restructuring expenses	57	(7)	1,050	2,382
Litigation settlement	9,800	—	9,800	-

Total operating expenses	41,399	33,179	141,446	124,606

Operating loss	(16,488)	(1,696)	(24,516)	(11,789)
Interest and other income (expense), net	(941)	(2,335)	(2,172)	(4,698)

Loss from continuing operations before taxes	(17,429)	(4,031)	(26,688)	(16,487)
Income tax benefit	(1,463)	(1,155)	(4,507)	(2,054)

Loss from continuing operations	(15,966)	(2,876)	(22,181)	(14,433)
Income from discontinued operations, net of tax	—	—	—	78

Net loss	$(15,966)	$(2,876)	$(22,181)	$(14,355)

Net loss per common share:
Basic and diluted net loss from continuing operations	$(0.18)	$(0.03)	$(0.25)	$(0.18)
Basic and diluted net income from discontinued operations	—	—	—

Basic and diluted net loss per share	$(0.18)	$(0.03)	$(0.25)	$(0.18)

Weighted-average shares - basic and diluted	88,918	88,078	88,798	78,590

-more-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating loss, as reported	$(16,488)	$(1,696)	$(24,516)	$(11,789)
Add back:
Depreciation	3,684	3,664	14,789	13,126
Amortization of intangible assets	340	204	1,322	1,449
Amortization of acquired intangible assets	913	927	3,765	2,671

Total EBITDA	(11,551)	3,099	(4,640)	5,457
Add back significant items:
Stock-based compensation	497	851	2,425	3,177
In-process research and development	—	—	—	2,967
Acquisition-related inventory step-up	—	449	751	1,281
Transaction related expenses	—	20	—	3,671
Restructuring expenses	57	(7)	1,050	2,382
Litigation settlement	9,800	—	9,800	—

EBITDA, as adjusted for significant items	$(1,197)	$4,412	$9,386	$18,935

Net loss, as reported	$(15,966)	$(2,876)	$(22,181)	$(14,355)
Add back:
In-process research and development	—	—	—	2,967
Acquisition-related inventory step-up	—	449	751	1,281
Amortization of acquired intangible assets	913	927	3,765	2,671
Transaction related expenses	—	20	—	3,671
Restructuring expenses	57	(7)	1,050	2,382
Litigation settlement	9,800	—	9,800	—

Net loss, as adjusted for significant items	$(5,196)	$(1,487)	$(6,815)	$(1,383)

Net loss per common share - basic and diluted	$(0.18)	$(0.03)	$(0.25)	$(0.18)
Add back:
In-process research and development	—	0.00	—	0.04
Acquisition-related inventory step-up	—	0.01	0.01	0.01
Amortization of acquired intangible assets	0.01	0.01	0.04	0.03
Transaction related expenses	—	0.00	—	0.05
Restructuring expenses	—	(0.00)	0.01	0.03
Litigation settlement	0.11	—	0.11	—

Net loss per common share - basic and diluted, as adjusted for significant items	$(0.06)	$(0.02)	$(0.08)	$(0.02)

-more-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended December 31,		% Change	Impact from Foreign Currency
	2011	2010
Revenues by geographic segment
U.S.	$32,752	$32,117	2.0%	0.0%
International	16,758	13,901	20.6%	1.5%

Total revenues	$49,510	$46,018	7.6%	0.5%

Gross profit by geographic segment
U.S.	$18,728	$25,082
International	6,183	6,401

Total gross profit	$24,911	$31,483

Gross profit margin by geographic segment
U.S.	57.2%	78.1%
International	36.9%	46.0%

Total gross profit margin	50.3%	68.4%

	Year Ended December 31,		% Change	Impact from Foreign Currency
	2011	2010
Revenues by geographic segment
U.S.	$133,824	$119,880	11.6%	0.0%
International	63,887	51,730	23.5%	7.2%

Total revenues	$197,711	$171,610	15.2%	2.3%

Gross profit by geographic segment
U.S.	$87,085	$89,226
International	29,845	23,591

Total gross profit	$116,930	$112,817

Gross profit margin by geographic segment
U.S.	65.1%	74.4%
International	46.7%	45.6%

Total gross profit margin	59.1%	65.7%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

-more-

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands, except percentages - unaudited)

	Three Months Ended December 31,		% Change	Impact from Foreign Currency
	2011	2010
Pro Forma Revenues by geographic segment
U.S.	$32,752	$32,117	2.0%	0.0%
International	16,758	13,901	20.6%	1.5%

Total revenues	$49,510	$46,018	7.6%	0.5%

	Year Ended December 31,		% Change	Impact from Foreign Currency
	2011	2010
Pro Forma Revenues by geographic segment
U.S.	$133,824	$122,855	8.9%	0.0%
International	63,887	60,090	6.3%	6.5%

Total revenues	$197,711	$182,945	8.1%	2.1%

Footnotes:

1)	Pro Forma revenues for the periods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2010.
2)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

###